NEWS

MARRIOTT INTERNATIONAL REPORTS FIRST QUARTER 2024 RESULTS

•First quarter 2024 comparable systemwide constant dollar RevPAR increased 4.2 percent worldwide, 1.5 percent in the U.S. & Canada, and 11.1 percent in international markets, compared to the 2023 first quarter;

•First quarter reported diluted EPS totaled $1.93, compared to reported diluted EPS of $2.43 in the year-ago quarter. First quarter adjusted diluted EPS totaled $2.13, compared to first quarter 2023 adjusted diluted EPS of $2.09;

•First quarter reported net income totaled $564 million, compared to reported net income of $757 million in the year-ago quarter. First quarter adjusted net income totaled $620 million, compared to first quarter 2023 adjusted net income of $648 million;

•Adjusted EBITDA totaled $1,142 million in the 2024 first quarter, compared to first quarter 2023 adjusted EBITDA of $1,098 million;

•The company added roughly 46,000 net rooms during the quarter, including approximately 37,000 rooms under its agreement with MGM Resorts International;

•At the end of the quarter, Marriott’s worldwide development pipeline totaled over 3,400 properties and nearly 547,000 rooms, including roughly 27,000 pipeline rooms approved, but not yet subject to signed contracts. More than 202,000 rooms in the pipeline were under construction as of the end of the first quarter;

•Marriott repurchased 4.8 million shares of common stock for $1.2 billion in the first quarter. Year to date through April 26, the company has returned $1.7 billion to shareholders through dividends and share repurchases.

For a summary of quarterly highlights, please visit: https://mgscloud.marriott.com/public/hostedfiles/mnc/infographics/2024/q1/20240430_q124_infographic.pdf

BETHESDA, MD – May 1, 2024 - Marriott International, Inc. (Nasdaq: MAR) today reported first quarter 2024 results.

Anthony Capuano, President and Chief Executive Officer, said, “We were pleased with our results in the quarter, which included both excellent net rooms growth and cash generation. Worldwide RevPAR1 grew over 4 percent, with gains in both occupancy and ADR. Our international markets were
1All occupancy, Average Daily Rate (ADR) and Revenue Per Available Room (RevPAR) statistics and estimates are systemwide constant dollar. Unless otherwise stated, all changes refer to year-over-year changes for the comparable period. Occupancy, ADR and RevPAR comparisons between 2024 and 2023 reflect properties that are comparable in both years.

particularly strong, posting RevPAR gains of 11 percent, led by nearly 17 percent year-over-year growth in Asia Pacific excluding China.

“In the U.S. & Canada, demand has normalized, with RevPAR increasing 1.5 percent. The group segment was the stand-out in the quarter. Group RevPAR in the region rose nearly 5 percent year-over-year, with growth in both rate and occupancy.

“In February we celebrated the fifth anniversary of Marriott Bonvoy, our powerful, award-winning travel and loyalty program. With our steadfast focus on growing our membership base and enhancing engagement with our members both on and off property, the program now boasts around 203 million global members and remains a key competitive advantage.

“We are excited about the launch of MGM Collection with Marriott Bonvoy during the quarter, which added nearly 37,000 rooms to our system from our strategic agreement with MGM Resorts International. We have seen outstanding initial booking pace and loyalty point redemptions across the collection.

“Our results in the first quarter highlight the resiliency of our asset-light business model and the strength of our brands. We are raising our full year earnings guidance and now expect to return between $4.2 billion to $4.4 billion to shareholders in 2024.”

First Quarter 2024 Results
Base management and franchise fees totaled $1,001 million in the 2024 first quarter, a 7 percent increase compared to base management and franchise fees of $932 million in the year-ago quarter. The increase is primarily attributable to RevPAR increases and unit growth. Non-RevPAR-related franchise fees in the 2024 first quarter totaled $208 million, compared to $197 million in the year-ago quarter. The increase was largely driven by a 10 percent increase in co-brand credit card fees, partially offset by lower residential branding fees.

Incentive management fees totaled $209 million in the 2024 first quarter, a 4 percent increase compared to $201 million in the 2023 first quarter. Managed hotels in international markets contributed nearly two-thirds of the incentive fees earned in the quarter.

Owned, leased, and other revenue, net of direct expenses, totaled $71 million in the 2024 first quarter, compared to $75 million in the year-ago quarter.

General, administrative, and other expenses for the 2024 first quarter totaled $261 million, compared to $202 million in the year-ago quarter. The year-over-year change largely reflects higher compensation and litigation expenses, as well as some unfavorable timing of expenses during 2024. The 2023 first quarter expenses included $20 million of favorable one-time items.

Interest expense, net, totaled $153 million in the 2024 first quarter, compared to $111 million in the year-ago quarter. The increase was largely due to higher interest expense associated with higher debt balances.

In the 2024 first quarter, the provision for income taxes totaled $163 million, a 22 percent effective rate, compared to $87 million, a 10 percent effective rate, in the year-ago quarter. The 2023 first quarter provision included a $103 million benefit primarily from the release of reserves due to the completion of a prior year tax audit.

Marriott’s reported operating income totaled $876 million in the 2024 first quarter, compared to 2023 first quarter reported operating income of $951 million. Reported net income totaled $564 million in the 2024 first quarter, compared to 2023 first quarter reported net income of $757 million. Reported diluted earnings per share (EPS) totaled $1.93 in the quarter, compared to reported diluted EPS of $2.43 in the year-ago quarter.

Adjusted operating income in the 2024 first quarter totaled $952 million, compared to 2023 first quarter adjusted operating income of $941 million. First quarter 2024 adjusted net income totaled $620 million, compared to 2023 first quarter adjusted net income of $648 million. Adjusted diluted EPS in the 2024 first quarter totaled $2.13, compared to adjusted diluted EPS of $2.09 in the year-ago quarter. The 2023 first quarter adjusted results excluded a special tax item of $100 million ($0.32 per share).

Adjusted results excluded cost reimbursement revenue, reimbursed expenses and merger-related charges and other expenses. See pages A-2 and A-8 of the press release schedules for the calculation of adjusted results and the manner in which the adjusted measures are determined in this press release.

Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) totaled $1,142 million in the 2024 first quarter, compared to first quarter 2023 adjusted EBITDA of $1,098 million. See page A-8 of the press release schedules for the adjusted EBITDA calculation.

Selected Performance Information
The company added roughly 46,000 net rooms during the quarter, including approximately 37,000 rooms from its agreement with MGM Resorts International.

At the end of the quarter, Marriott’s global system totaled nearly 8,900 properties, with more than 1,643,000 rooms.

At the end of the quarter, the company’s worldwide development pipeline totaled 3,419 properties with nearly 547,000 rooms, including 155 properties with roughly 27,000 rooms approved for development, but not yet subject to signed contracts. The quarter-end pipeline included 1,089 properties with more than 202,000 rooms under construction. Fifty-seven percent of rooms in the quarter-end pipeline are in international markets.

In the 2024 first quarter, worldwide RevPAR increased 4.2 percent (a 3.9 percent increase using actual dollars) compared to the 2023 first quarter. RevPAR in the U.S. & Canada increased 1.5 percent (a 1.5 percent increase using actual dollars), and RevPAR in international markets increased 11.1 percent (a 9.8 percent increase using actual dollars).

Balance Sheet & Common Stock
At the end of the quarter, Marriott’s total debt was $12.7 billion and cash and equivalents totaled $0.4 billion, compared to $11.9 billion in debt and $0.3 billion of cash and equivalents at year-end 2023.

Year to date through April 26, the company has repurchased 6.2 million shares for $1.5 billion.

Company Outlook

	Second Quarter 2024 vs Second Quarter 2023	Full Year 2024 vs Full Year 2023
Comparable systemwide constant $ RevPAR growth
Worldwide	4% to 5%	3% to 5%

Year-End 2024 vs Year-End 2023
Net rooms growth	5.5% to 6%

($ in millions, except EPS)	Second Quarter 2024	Full Year 2024
Gross fee revenues	$1,340 to $1,355	$5,180 to $5,280
Owned, leased, and other revenue, net of direct expenses	Approx. $90	$335 to $345
General, administrative, and other expenses	$258 to $253	$1,040 to $1,020
Adjusted EBITDA[1,2]	$1,295 to $1,315	$4,960 to $5,090
Adjusted EPS – diluted[2,3]	$2.43 to $2.48	$9.31 to $9.65
Investment spending[4]		$1,000 to $1,200
Capital return to shareholders[5]		$4,200 to $4,400
1See pages A-9 and A-10 of the press release schedules for the adjusted EBITDA calculations.
2Adjusted EBITDA and Adjusted EPS – diluted for second quarter and full year 2024 do not include cost reimbursement revenue, reimbursed expenses, merger-related charges and other expenses, or any asset sales that may occur during the year, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

3Assumes the level of capital return to shareholders noted above.
4Includes capital and technology expenditures, loan advances, contract acquisition costs, and other investing activities.
5Factors in the purchase of the Sheraton Grand Chicago and underlying land for $500 million, $200 million of which is included in investment spending. Assumes the level of investment spending noted above and that no asset sales occur during the year.

Marriott International, Inc. (Nasdaq: MAR) will conduct its quarterly earnings review for the investment community and news media on Wednesday, May 1, 2024, at 8:30 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click on “Events & Presentations” and click on the quarterly conference call link. A replay will be available at that same website until May 1, 2025.

The telephone dial-in number for the conference call is US Toll Free: 800-274-8461, or Global: +1 203-518-9843. The conference ID is MAR1Q24. A telephone replay of the conference call will be available from 1:00 p.m. ET, Wednesday, May 1, 2024, until 8:00 p.m. ET, Wednesday, May 8, 2024. To access the replay, call US Toll Free: 800-839-3735 or Global: +1 402-220-2977.

Note on forward-looking statements: All statements in this press release and the accompanying schedules are made as of May 1, 2024. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release and the accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including statements related to our RevPAR, rooms growth and other financial metric estimates, outlook and assumptions; shareholder returns; our Marriott Bonvoy program; the resiliency of our asset-light business model; our development pipeline; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including the risk factors that we describe in our Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release.

Marriott International, Inc. (Nasdaq: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of nearly 8,900 properties across more than 30 leading brands in 141 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts all around the world. The company offers Marriott Bonvoy®, its highly awarded travel program. For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com. In addition, connect with us on Facebook and @MarriottIntl on X and Instagram.

Marriott encourages investors, the media, and others interested in the company to review and subscribe to the information Marriott posts on its investor relations website at www.marriott.com/investor or Marriott's news center website at www.marriottnewscenter.com, which may be material. The contents of these websites are not incorporated by reference into this press release or any report or document Marriott files with the SEC, and any references to the websites are intended to be inactive textual references only.

CONTACTS:	Melissa Froehlich Flood
Corporate Communications
(301) 380-4839
newsroom@marriott.com

Jackie Burka McConagha
Investor Relations
(301) 380-5126
jackie.mcconagha@marriott.com

Betsy Dahm
Investor Relations
(301) 380-3372
betsy.dahm@marriott.com

IRPR#1
Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
FIRST QUARTER 2024 AND 2023
($ in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Three Months Ended	Three Months Ended	Better/(Worse)
	March 31, 2024	March 31, 2023	Reported 2024 vs. 2023
REVENUES
Base management fees	$313	$293	7
Franchise fees[1]	688	639	8
Incentive management fees	209	201	4
Gross Fee Revenues	1,210	1,133	7
Contract investment amortization[2]	(23)	(21)	(10)
Net Fee Revenues	1,187	1,112	7
Owned, leased, and other revenue[3]	357	356	—
Cost reimbursement revenue[4]	4,433	4,147	7
Total Revenues	5,977	5,615	6

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct[5]	286	281	(2)
Depreciation, amortization, and other[6]	45	44	(2)
General, administrative, and other[7]	261	202	(29)
Merger-related charges and other	8	1	(700)
Reimbursed expenses[4]	4,501	4,136	(9)
Total Expenses	5,101	4,664	(9)

OPERATING INCOME	876	951	(8)

Gains and other income, net[8]	4	3	33
Interest expense	(163)	(126)	(29)
Interest income	10	15	(33)
Equity in earnings[9]	—	1	(100)

INCOME BEFORE INCOME TAXES	727	844	(14)

Provision for income taxes	(163)	(87)	(87)

NET INCOME	$564	$757	(25)

EARNINGS PER SHARE
Earnings per share - basic	$1.94	$2.44	(20)
Earnings per share - diluted	$1.93	$2.43	(21)

Basic Shares	290.4	309.6
Diluted Shares	291.6	311.0

[1] Franchise fees include fees from our franchise and license agreements, application and relicensing fees, timeshare and yacht fees, co-branded credit card fees, and residential branding fees.
[2] Contract investment amortization includes amortization of capitalized costs to obtain management, franchise, and license contracts and any related impairments.
[3] Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
[4] Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.

[5] Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
[6] Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

[7] General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
[8] Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
[9] Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
($ in millions except per share amounts)

The following table presents our reconciliations of Adjusted operating income, Adjusted operating income margin, Adjusted net income, and Adjusted diluted earnings per share, to the most directly comparable GAAP measure. Adjusted total revenues is used in the determination of Adjusted operating income margin.

	Three Months Ended
			Percent
	March 31,	March 31,	Better/
	2024	2023	(Worse)
Total revenues, as reported	$5,977	$5,615
Less: Cost reimbursement revenue	(4,433)	(4,147)
Adjusted total revenues**	1,544	1,468

Operating income, as reported	876	951
Less: Cost reimbursement revenue	(4,433)	(4,147)
Add: Reimbursed expenses	4,501	4,136
Add: Merger-related charges and other	8	1
Adjusted operating income**	952	941	1%

Operating income margin	15%	17%
Adjusted operating income margin**	62%	64%

Net income, as reported	564	757
Less: Cost reimbursement revenue	(4,433)	(4,147)
Add: Reimbursed expenses	4,501	4,136
Add: Merger-related charges and other	8	1
Income tax effect of above adjustments	(20)	1
Less: Income tax special items	—	(100)
Adjusted net income**	$620	$648	(4)%

Diluted earnings per share, as reported	$1.93	$2.43
Adjusted diluted earnings per share**	$2.13	$2.09	2%

** Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY OWNERSHIP TYPE
As of March 31, 2024

	US & Canada		Total International[1]		Total Worldwide
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Managed	620	214,308	1,349	352,636	1,969	566,944
Marriott Hotels	101	56,736	183	57,693	284	114,429
Sheraton	26	20,869	182	61,235	208	82,104
Courtyard	158	25,723	125	27,202	283	52,925
Westin	41	22,670	77	23,402	118	46,072
JW Marriott	23	13,189	74	26,494	97	39,683
The Ritz-Carlton	41	12,354	75	17,848	116	30,202
Renaissance	21	9,065	55	17,045	76	26,110
Four Points	1	134	85	24,057	86	24,191
Le Méridien	1	100	71	19,861	72	19,961
W Hotels	23	6,516	42	11,800	65	18,316
Residence Inn	72	11,713	9	1,116	81	12,829
St. Regis	11	2,169	46	10,053	57	12,222
Delta Hotels by Marriott	25	6,770	26	4,924	51	11,694
Fairfield by Marriott	6	1,431	78	9,848	84	11,279
Gaylord Hotels	6	10,220	—	—	6	10,220
Aloft	2	505	44	9,696	46	10,201
The Luxury Collection	6	2,296	38	7,678	44	9,974
Autograph Collection	9	2,862	15	3,021	24	5,883
Marriott Executive Apartments	—	—	35	5,011	35	5,011
EDITION	5	1,379	14	2,779	19	4,158
SpringHill Suites	24	4,080	—	—	24	4,080
Element	3	810	14	2,803	17	3,613
AC Hotels by Marriott	8	1,512	10	1,649	18	3,161
Moxy	1	380	11	2,663	12	3,043
Protea Hotels	—	—	23	2,824	23	2,824
Tribute Portfolio	—	—	10	1,284	10	1,284
TownePlace Suites	6	825	—	—	6	825
Bulgari	—	—	7	650	7	650
Owned/Leased	13	4,335	37	8,776	50	13,111
Marriott Hotels	2	1,304	5	1,631	7	2,935
Courtyard	7	987	4	894	11	1,881
Sheraton	—	—	4	1,830	4	1,830
W Hotels	2	779	2	665	4	1,444
Westin	1	1,073	—	—	1	1,073
Protea Hotels	—	—	5	912	5	912
The Ritz-Carlton	—	—	2	550	2	550
Renaissance	—	—	2	505	2	505
JW Marriott	—	—	1	496	1	496
The Luxury Collection	—	—	3	383	3	383
Autograph Collection	—	—	5	361	5	361
Residence Inn	1	192	1	140	2	332
Tribute Portfolio	—	—	2	249	2	249
St. Regis	—	—	1	160	1	160

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY OWNERSHIP TYPE
As of March 31, 2024

	US & Canada		Total International[1]		Total Worldwide
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Franchised, Licensed, and Other	5,383	812,706	1,333	236,467	6,716	1,049,173
Courtyard	904	120,934	121	22,328	1,025	143,262
Fairfield by Marriott	1,154	108,704	62	10,640	1,216	119,344
Residence Inn	791	94,354	33	4,368	824	98,722
Marriott Hotels	231	73,738	67	19,385	298	93,123
Sheraton	141	43,688	80	23,193	221	66,881
SpringHill Suites	528	61,290	—	—	528	61,290
Autograph Collection	148	32,999	134	26,519	282	59,518
TownePlace Suites	502	50,708	—	—	502	50,708
Westin	93	31,432	31	9,774	124	41,206
Four Points	151	22,582	73	12,722	224	35,304
AC Hotels by Marriott	112	18,289	106	15,636	218	33,925
Aloft	161	23,140	26	4,966	187	28,106
Renaissance	68	19,157	30	7,671	98	26,828
MGM Collection with Marriott Bonvoy**	12	26,210	—	—	12	26,210
Moxy	36	6,503	95	17,921	131	24,424
Timeshare*	72	18,839	21	3,906	93	22,745
Tribute Portfolio	69	13,698	42	5,259	111	18,957
Delta Hotels by Marriott	67	14,960	17	3,985	84	18,945
City Express by Marriott	—	—	150	17,431	150	17,431
The Luxury Collection	12	7,045	54	9,869	66	16,914
Le Méridien	24	5,389	22	5,748	46	11,137
Element	81	10,833	2	269	83	11,102
Design Hotels*	13	1,713	110	7,887	123	9,600
JW Marriott	12	6,072	15	3,272	27	9,344
Protea Hotels	—	—	33	2,748	33	2,748
The Ritz-Carlton	1	429	—	—	1	429
W Hotels	—	—	1	246	1	246
Marriott Executive Apartments	—	—	3	242	3	242
Bulgari	—	—	2	161	2	161
The Ritz-Carlton Yacht Collection*	—	—	1	149	1	149
Apartments by Marriott Bonvoy	—	—	1	107	1	107
Four Points Express	—	—	1	65	1	65
Residences	69	7,410	57	6,534	126	13,944
The Ritz-Carlton Residences	41	4,569	18	1,644	59	6,213
St. Regis Residences	10	1,198	13	1,777	23	2,975
W Residences	10	1,092	7	549	17	1,641
Marriott Hotels Residences	—	—	4	981	4	981
Westin Residences	3	266	2	353	5	619
Bulgari Residences	—	—	5	519	5	519
Sheraton Residences	—	—	3	472	3	472
The Luxury Collection Residences	1	91	3	115	4	206
Renaissance Residences	1	112	—	—	1	112
EDITION Residences	3	82	—	—	3	82
JW Marriott Residences	—	—	1	62	1	62
Le Méridien Residences	—	—	1	62	1	62
Grand Total	6,085	1,038,759	2,776	604,413	8,861	1,643,172

[1] "International" refers to: (i) Europe, Middle East & Africa, (ii) Greater China, (iii) Asia Pacific excluding China, and (iv) Caribbean & Latin America.
* Timeshare, Design Hotels, and The Ritz-Carlton Yacht Collection counts are included in this table by geographical location. For external reporting purposes, these offerings are captured within “Unallocated corporate and other.”

** Excludes four MGM Collection with Marriott Bonvoy properties (two Autograph Collection, one Tribute Portfolio, and one The Luxury Collection) which are presented in "Franchised, Licensed and Other" within their respective brands.
In the above table, under Owned/Leased, The Luxury Collection, Autograph Collection and Tribute Portfolio include seven total properties that we acquired when we purchased Elegant Hotels Group plc in December 2019 which we currently intend to re-brand under such brands after the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY TIER
As of March 31, 2024

	US & Canada		Total International[1]		Total Worldwide
Total Systemwide	Properties	Rooms	Properties	Rooms	Properties	Rooms
Luxury	201	59,260	425	97,919	626	157,179
JW Marriott	35	19,261	90	30,262	125	49,523
JW Marriott Residences	—	—	1	62	1	62
The Ritz-Carlton	42	12,783	77	18,398	119	31,181
The Ritz-Carlton Residences	41	4,569	18	1,644	59	6,213
The Ritz-Carlton Yacht Collection*	—	—	1	149	1	149
The Luxury Collection	18	9,341	95	17,930	113	27,271
The Luxury Collection Residences	1	91	3	115	4	206
W Hotels	25	7,295	45	12,711	70	20,006
W Residences	10	1,092	7	549	17	1,641
St. Regis	11	2,169	47	10,213	58	12,382
St. Regis Residences	10	1,198	13	1,777	23	2,975
EDITION	5	1,379	14	2,779	19	4,158
EDITION Residences	3	82	—	—	3	82
Bulgari	—	—	9	811	9	811
Bulgari Residences	—	—	5	519	5	519
Premium	1,103	395,031	1,219	309,690	2,322	704,721
Marriott Hotels	334	131,778	255	78,709	589	210,487
Marriott Hotels Residences	—	—	4	981	4	981
Sheraton	167	64,557	266	86,258	433	150,815
Sheraton Residences	—	—	3	472	3	472
Westin	135	55,175	108	33,176	243	88,351
Westin Residences	3	266	2	353	5	619
Autograph Collection	157	35,861	154	29,901	311	65,762
Renaissance	89	28,222	87	25,221	176	53,443
Renaissance Residences	1	112	—	—	1	112
Le Méridien	25	5,489	93	25,609	118	31,098
Le Méridien Residences	—	—	1	62	1	62
Delta Hotels by Marriott	92	21,730	43	8,909	135	30,639
MGM Collection with Marriott Bonvoy**	12	26,210	—	—	12	26,210
Tribute Portfolio	69	13,698	54	6,792	123	20,490
Gaylord Hotels	6	10,220	—	—	6	10,220
Design Hotels*	13	1,713	110	7,887	123	9,600
Marriott Executive Apartments	—	—	38	5,253	38	5,253
Apartments by Marriott Bonvoy	—	—	1	107	1	107
Select	4,709	565,629	960	175,402	5,669	741,031
Courtyard	1,069	147,644	250	50,424	1,319	198,068
Fairfield by Marriott	1,160	110,135	140	20,488	1,300	130,623
Residence Inn	864	106,259	43	5,624	907	111,883
SpringHill Suites	552	65,370	—	—	552	65,370
Four Points	152	22,716	158	36,779	310	59,495
TownePlace Suites	508	51,533	—	—	508	51,533
Aloft	163	23,645	70	14,662	233	38,307
AC Hotels by Marriott	120	19,801	116	17,285	236	37,086
Moxy	37	6,883	106	20,584	143	27,467
Element	84	11,643	16	3,072	100	14,715
Protea Hotels	—	—	61	6,484	61	6,484
Midscale	—	—	151	17,496	151	17,496
City Express by Marriott	—	—	150	17,431	150	17,431
Four Points Express	—	—	1	65	1	65
Timeshare*	72	18,839	21	3,906	93	22,745
Grand Total	6,085	1,038,759	2,776	604,413	8,861	1,643,172

[1] "International" refers to: (i) Europe, Middle East & Africa, (ii) Greater China, (iii) Asia Pacific excluding China, and (iv) Caribbean & Latin America.
* Timeshare, Design Hotels, and The Ritz-Carlton Yacht Collection counts are included in this table by geographical location. For external reporting purposes, these offerings are captured within “Unallocated corporate and other.”

** Excludes four MGM Collection with Marriott Bonvoy properties (two Autograph Collection, one Tribute Portfolio, and one The Luxury Collection) which are presented within their respective brands.
In the above table, The Luxury Collection, Autograph Collection and Tribute Portfolio include seven total properties that we acquired when we purchased Elegant Hotels Group plc in December 2019 which we currently intend to re-brand under such brands after the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Three Months Ended March 31, 2024 and March 31, 2023
	REVPAR		Occupancy			Average Daily Rate
Brand	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
JW Marriott	$261.98	3.3%	71.2%	0.6%	pts.	$368.20	2.4%
The Ritz-Carlton	$350.65	1.3%	65.0%	-0.1%	pts.	$539.57	1.4%
W Hotels	$188.44	-1.0%	58.6%	1.1%	pts.	$321.71	-2.9%
Composite US & Canada Luxury[1]	$313.60	1.2%	67.4%	0.7%	pts.	$465.13	0.1%
Marriott Hotels	$156.77	4.5%	66.3%	1.0%	pts.	$236.37	2.9%
Sheraton	$154.05	11.2%	66.1%	3.9%	pts.	$233.16	4.7%
Westin	$154.61	3.4%	64.1%	0.4%	pts.	$241.37	2.8%
Composite US & Canada Premium[2]	$154.31	4.2%	65.7%	0.7%	pts.	$235.04	3.1%
US & Canada Full-Service[3]	$188.09	3.1%	66.0%	0.7%	pts.	$284.86	2.0%
Courtyard	$101.57	0.0%	62.0%	-0.4%	pts.	$163.70	0.7%
Residence Inn	$143.38	-0.3%	72.7%	-2.0%	pts.	$197.17	2.5%
Composite US & Canada Select[4]	$116.51	0.4%	65.9%	-0.9%	pts.	$176.93	1.7%
US & Canada - All[5]	$170.75	2.6%	66.0%	0.3%	pts.	$258.76	2.1%

Comparable Systemwide US & Canada Properties
	Three Months Ended March 31, 2024 and March 31, 2023
	REVPAR		Occupancy			Average Daily Rate
Brand	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
JW Marriott	$248.38	2.7%	71.2%	-0.1%	pts.	$349.05	2.9%
The Ritz-Carlton	$342.68	1.2%	64.7%	0.1%	pts.	$529.45	1.1%
W Hotels	$188.44	-1.0%	58.6%	1.1%	pts.	$321.71	-2.9%
Composite US & Canada Luxury[1]	$288.81	1.0%	67.6%	0.4%	pts.	$427.14	0.4%
Marriott Hotels	$129.54	3.0%	63.4%	0.2%	pts.	$204.20	2.6%
Sheraton	$112.52	6.7%	61.5%	1.5%	pts.	$183.10	4.0%
Westin	$148.48	2.3%	65.7%	0.4%	pts.	$225.89	1.6%
Composite US & Canada Premium[2]	$132.20	3.1%	63.5%	0.6%	pts.	$208.05	2.2%
US & Canada Full-Service[3]	$149.61	2.7%	64.0%	0.6%	pts.	$233.78	1.8%
Courtyard	$98.88	-0.3%	63.8%	-1.2%	pts.	$155.11	1.5%
Residence Inn	$118.41	0.5%	72.0%	-1.0%	pts.	$164.47	1.9%
Fairfield by Marriott	$79.35	-0.8%	62.8%	-1.4%	pts.	$126.44	1.4%
Composite US & Canada Select[4]	$99.21	0.3%	66.5%	-0.8%	pts.	$149.15	1.6%
US & Canada - All[5]	$119.61	1.5%	65.5%	-0.3%	pts.	$182.63	1.9%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels by Marriott, and Gaylord Hotels.
Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element,
and AC Hotels by Marriott. Systemwide also includes Moxy.
[5] Includes US & Canada Full-Service and Composite US & Canada Select.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Three Months Ended March 31, 2024 and March 31, 2023
	REVPAR		Occupancy			Average Daily Rate
Region	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
Europe	$147.12	5.5%	61.6%	1.2%	pts.	$238.86	3.4%
Middle East & Africa	$146.26	12.2%	70.3%	3.4%	pts.	$207.97	6.9%
Greater China	$82.48	6.0%	65.2%	2.3%	pts.	$126.42	2.3%
Asia Pacific excluding China	$123.78	16.1%	72.0%	5.5%	pts.	$171.86	7.2%
Caribbean & Latin America	$221.29	9.6%	68.0%	2.0%	pts.	$325.25	6.4%

International - All[1]	$122.00	10.4%	67.8%	3.2%	pts.	$179.99	5.1%

Worldwide[2]	$142.87	6.3%	67.0%	2.0%	pts.	$213.20	3.2%

Comparable Systemwide International Properties
	Three Months Ended March 31, 2024 and March 31, 2023
	REVPAR		Occupancy			Average Daily Rate
Region	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
Europe	$105.64	7.6%	59.0%	3.5%	pts.	$179.02	1.2%
Middle East & Africa	$134.09	13.3%	68.5%	2.7%	pts.	$195.75	8.8%
Greater China	$76.87	6.0%	64.4%	2.3%	pts.	$119.33	2.2%
Asia Pacific excluding China	$123.02	16.5%	71.3%	5.1%	pts.	$172.51	8.2%
Caribbean & Latin America	$185.36	11.6%	69.7%	3.7%	pts.	$265.96	5.6%

International - All[1]	$114.88	11.1%	65.9%	3.4%	pts.	$174.24	5.3%

Worldwide[2]	$118.13	4.2%	65.6%	0.9%	pts.	$179.99	2.8%

[1] Includes Europe, Middle East & Africa, Greater China, Asia Pacific excluding China, and Caribbean & Latin America.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

Fiscal Year 2024
First Quarter
Net income, as reported	$564
Cost reimbursement revenue	(4,433)
Reimbursed expenses	4,501
Interest expense	163
Interest expense from unconsolidated joint ventures	2
Provision for income taxes	163
Depreciation and amortization	45
Contract investment amortization	23
Depreciation and amortization classified in reimbursed expenses	48
Depreciation, amortization, and impairments from unconsolidated joint ventures	5
Stock-based compensation	53
Merger-related charges and other	8
Adjusted EBITDA **	$1,142

Change from 2023 Adjusted EBITDA **	4%

	Fiscal Year 2023
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income, as reported	$757	$726	$752	$848	$3,083
Cost reimbursement revenue	(4,147)	(4,457)	(4,391)	(4,418)	(17,413)
Reimbursed expenses	4,136	4,366	4,238	4,684	17,424
Interest expense	126	140	146	153	565
Interest expense from unconsolidated joint ventures	1	1	3	1	6
Provision (benefit) for income taxes	87	238	237	(267)	295
Depreciation and amortization	44	48	46	51	189
Contract investment amortization	21	22	23	22	88
Depreciation and amortization classified in reimbursed expenses	31	38	39	51	159
Depreciation, amortization, and impairments from unconsolidated joint ventures	4	3	6	6	19
Stock-based compensation	37	56	54	58	205
Merger-related charges and other	1	38	13	8	60
Gain on asset dispositions	—	—	(24)	—	(24)
Adjusted EBITDA **	$1,098	$1,219	$1,142	$1,197	$4,656

** Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
SECOND QUARTER 2024
($ in millions)

	Range
	Estimated Second Quarter 2024		Second Quarter 2023
Net income excluding certain items [1]	$698	$713
Interest expense	175	175
Interest expense from unconsolidated joint ventures	2	2
Provision for income taxes	245	250
Depreciation and amortization	45	45
Contract investment amortization	25	25
Depreciation and amortization classified in reimbursed expenses	44	44
Depreciation, amortization, and impairments from unconsolidated joint ventures	4	4
Stock-based compensation	57	57
Adjusted EBITDA **	$1,295	$1,315	$1,219

Increase over 2023 Adjusted EBITDA **	6%	8%

** Denotes non-GAAP financial measures. See pages A-11 and A-12 for information about our reasons for providing these alternative financial measures and the limitations on their use.

1Guidance excludes cost reimbursement revenue, reimbursed expenses, and merger-related charges and other expenses, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Guidance does not reflect any asset sales that may occur during the year, which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FULL YEAR 2024
($ in millions)

	Range
	Estimated Full Year 2024		Full Year 2023
Net income excluding certain items [1]	$2,662	$2,759
Interest expense	690	690
Interest expense from unconsolidated joint ventures	7	7
Provision for income taxes	897	930
Depreciation and amortization	180	180
Contract investment amortization	100	100
Depreciation and amortization classified in reimbursed expenses	186	186
Depreciation, amortization, and impairments from unconsolidated joint ventures	17	17
Stock-based compensation	221	221
Adjusted EBITDA **	$4,960	$5,090	$4,656

Increase over 2023 Adjusted EBITDA **	7%	9%

** Denotes non-GAAP financial measures. See pages A-11 and A-12 for information about our reasons for providing these alternative financial measures and the limitations on their use.

1Guidance excludes cost reimbursement revenue, reimbursed expenses, and merger-related charges and other expenses, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Guidance does not reflect any asset sales that may occur during the year, which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, on the related conference call, and in the infographic made available in connection with our press release, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are labeled as “adjusted” and/or identified with the symbol “**”. We discuss the manner in which the non-GAAP measures reported in this press release, schedules, and infographic are determined and management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile each to the most directly comparable GAAP measures (with respect to the forward-looking non-GAAP measures, to the extent available without unreasonable efforts). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, net income, earnings per share, or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Operating Income and Adjusted Operating Income Margin. Adjusted operating income and Adjusted operating income margin exclude cost reimbursement revenue, reimbursed expenses, merger-related charges and other expenses, and certain non-cash impairment charges (when applicable). Adjusted operating income margin reflects Adjusted operating income divided by Adjusted total revenues. We believe that these are meaningful metrics because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Net Income and Adjusted Diluted Earnings Per Share. Adjusted net income and Adjusted diluted earnings per share reflect our net income and diluted earnings per share excluding the impact of cost reimbursement revenue, reimbursed expenses, merger-related charges and other expenses, certain non-cash impairment charges (when applicable), and gains and losses on asset dispositions made by us or by our joint venture investees (when applicable). Additionally, Adjusted net income and Adjusted diluted earnings per share exclude the income tax effect of the above adjustments (calculated using an estimated tax rate applicable to each adjustment) and income tax special items, which in 2023 primarily related to the resolution of tax audits. We believe that these measures are meaningful indicators of our performance because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Adjusted EBITDA reflects net income excluding the impact of the following items: cost reimbursement revenue and reimbursed expenses, interest expense, depreciation and amortization, provision (benefit) for income taxes, merger-related charges and other expenses, and stock-based compensation expense for all periods presented. When applicable, Adjusted EBITDA also excludes certain non-cash impairment charges and gains and losses on asset dispositions made by us or by our joint venture investees.

In our presentations of Adjusted operating income and Adjusted operating income margin, Adjusted net income and Adjusted diluted earnings per share, and Adjusted EBITDA, we exclude merger-related charges and other expenses as well as non-cash impairment charges (if above a specified threshold) related to our management and franchise contracts (if the impairment is non-routine), leases, equity investments, and other capitalized assets, which we record in the “Contract investment amortization,” “Depreciation, amortization, and other,” and “Equity in earnings” captions of our Condensed Consolidated Statements of Income (our “Income Statements”), to allow for period-over period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our property owners. We do not operate these programs and services to generate a profit over the long term, and accordingly, when we recover the costs that we incur for these programs and services from our property owners, we do not seek a mark-up. For property-level services, our owners typically reimburse us at the same time that we incur expenses. However, for centralized programs and services, our owners may reimburse us before or after we incur expenses, causing timing differences between the costs we incur and the related reimbursement from property owners in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items. Our use of Adjusted EBITDA also facilitates comparison with results from other lodging companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense, which we report under “Depreciation, amortization, and other” as well as depreciation and amortization classified in “Contract investment amortization,” “Reimbursed expenses,” and “Equity in earnings” of our Income Statements, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation and amortization classified in “Reimbursed expenses” reflects depreciation and amortization of Marriott-owned assets, for which we receive cash from owners to reimburse the company for its investments made for the benefit of the system. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude stock-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use stock-based payment awards differently, both in the type and quantity of awards granted.

RevPAR. In addition to the foregoing non-GAAP financial measures, we present Revenue per Available Room (“RevPAR”) as a performance measure. We believe RevPAR is a meaningful indicator of our performance because it measures the period-over-period change in room

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

revenues for comparable properties. RevPAR relates to property level revenue and may not be comparable to similarly titled measures, such as revenues, and should not be viewed as necessarily correlating with our fee revenue. We calculate RevPAR by dividing room sales (recorded in local currency) for comparable properties by room nights available for the period. We present growth in comparative RevPAR on a constant dollar basis, which we calculate by applying exchange rates for the current period to each period presented. We believe constant dollar analysis provides valuable information regarding our properties’ performance as it removes currency fluctuations from the presentation of such results.

We define our comparable properties as our properties that were open and operating under one of our hotel brands since the beginning of the last full calendar year (since January 1, 2023 for the current period) and have not, in either the current or previous year: (1) undergone significant room or public space renovations or expansions, (2) been converted between company-operated and franchised, or (3) sustained substantial property damage or business interruption. Our comparable properties also exclude MGM Collection with Marriott Bonvoy, Design Hotels, The Ritz-Carlton Yacht Collection, and timeshare properties.

Non-RevPAR Related Franchise Fees. In this press release, we also discuss non-RevPAR related franchise fees, which include co-branded credit card, timeshare and yacht fees, residential branding fees, franchise application and relicensing fees, and certain other non-hotel licensing fees.